UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2011

GREENMAN TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

7 Kimball Lane

Lynnfield Massachusetts 01940

(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Definitive Material Agreement

On June 30, 2011, GreenMan Technologies, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Exclusive Patent License Agreement dated as of June 17, 2009 (the “License”) between the Company and M & R Development Inc. (“M&R”), formerly known as American Power Group, Inc. Pursuant to the License, the Company acquired the exclusive worldwide right, with the right to grant sublicenses, to make, use, market and sell products and processes covered by U.S. Patent number 6,003,478, issued on December 21, 1999, and to use certain technology and information pertaining to the claims in the patent.

Pursuant to the Amendment:

•	The royalties payable to M&R will be reduced from 10% to 6% of Product and Product installation Net Sales (as such terms are defined in the License) from and after the date (the “Royalty Modification Date”) that the sum of all royalties paid to M&R under the License equals $15,000,000 on a cumulative basis, and will be eliminated altogether from and after the date that the sum of all royalties paid to M&R equals $36,000,000 on a cumulative basis (the “Technology Transfer Date”);

•	Prior to the Royalty Modification Date, neither M&R nor any of its stockholders, directors, officers or other representatives may (i) sell, license or otherwise transfer any of the patent rights licensed by the Company or any other proprietary technology or information owned by M&R which relate to the licensed patent rights (together, the “Technology Rights”), (ii) sell or otherwise transfer a majority of M&R’s outstanding capital stock or (iii) enter into any agreement or commitment contemplating either of the foregoing;

•	M&R has assigned all of its right, title and interest in and to the Technology Rights to the Company, such assignment to be effective on the Technology Transfer Date, and subject only to the prior receipt by M&R of $36,000,000 in cumulative royalty payments on or before such date;

•	At any time during the period beginning on the Royalty Modification Date and ending on the first anniversary thereof, the Company may purchase the Technology Rights from M&R for an additional payment of $17,500,000; and

•	If the Company does not exercise the foregoing purchase right prior to the first anniversary of the Royalty Modification Date, and if M&R subsequently receives a bona fide offer from a third party to purchase some or all of the Technology Rights, the Company will have the right, exercisable at any time within 30 days after the receipt of such an offer, to purchase the Technology Rights from M&R for a purchase price equal to 110% of the price offered by such third party less the sum of all royalties paid to M&R on or before the date the Company gives notice of its election to purchase the Technology Rights.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
10.1	Amendment No. 2, dated as of June 30, 2011, to the Exclusive Patent License Agreement dated as of June 17, 2009 between GreenMan Technologies, Inc. and M & R Development Inc., formerly known as American Power Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENMAN TECHNOLOGIES, INC.

By: /s/ Charles E. Coppa

Charles E. Coppa

Chief Financial Officer

Date: July 7, 2011